Exhibit 4(b)

                             SECOND AMENDMENT TO
                         CREDIT AGREEMENT AND WAIVER
                         AND AMENDMENT TO TERM NOTE



        This Second Amendment to Credit Agreement (the "Second Amendment") made as of the 25th day of January, 1997 ("Amendment Effective Date"), among Comerica Bank and NBD Bank (individually, "Bank" and collectively, "Banks"), Comerica Bank, as Agent for the Banks (in such capacity "Agent") and Jacobson Stores Inc., a Michigan corporation ("Company").

        WITNESSETH:

        WHEREAS, the Banks, the Agent and the Company have executed and delivered that certain Credit Agreement dated as of December 21, 1995, as amended by a First Amendment to Credit Agreement dated as of December 16, 1996 (as amended, the "Original Agreement");

        WHEREAS, Company executed and delivered to the Banks the Term Notes (as defined in the Original Agreement);

        WHEREAS, the Company, the Agent and the Banks desire to amend the Original Agreement and the Term Notes as set forth herein;

        NOW, THEREFORE, the Banks, the Agent and the Company hereby agree as follows:

        1. Effective February 4, 1997, the definition of Eurocurrency-based Rate set forth in Section 1 of the Original Agreement is amended to delete the phrase "one and seven tenths percent (1-7/10%)" and to substitute therefor "two and one half percent (2-1/2%)".

        2. Effective February 4, 1997, Section 4.3 of the Original Agreement is amended to delete the phrase "seven and ninety nine one-hundredths percent (7.99%)" in the tenth and eleventh lines thereof and to substitute therefor "eight and seventy nine one-hundredths percent (8.79%)".

        3. Effective February 4, 1997, the Term Notes are amended to change the stated interest rate to eight and seventy nine one-hundredths percent (8.79%) from seven and ninety nine one-hundredths percent (7.99%).

        4. Company has informed the Banks that it may not comply with the provisions of Section 9.4 and 9.6 for the period ended January 25, 1997. The Company requests that the Banks waive the Company's non-compliance with such covenants as of such date. The Banks waive the Company's non-compliance with the provisions of Sections 9.4 and 9.6 for the period ended January 25, 1997. This waiver shall not act as a consent or waiver of any other transaction, act or omission, whether related or unrelated thereto. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

        5. Company hereby represents and warrants that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of the Original Agreement, as amended by this Second Amendment, are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and the Original Agreement, as amended by this Second Amendment, will be valid and binding obligations of Company in accordance with its terms; (b) the continuing representations and warranties of Company set forth in Sections 8.1 through 8.23 of the Original Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; and (c) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Original Agreement, has occurred and is continuing as of the date hereof.

        6. Except as otherwise expressly provided herein, this Second Amendment shall be effective as of January 25, 1997.

        7. All references to the term "Agreement" and to the terms "hereof", "hereunder" and similar referential terms in the Original Agreement shall be deemed to mean or refer to the Original Agreement as amended by this Second Amendment.

        8. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

        9. This Second Amendment may be executed in counterparts, in accordance with Section 15.10 of the Original Agreement.

        IN WITNESS WHEREOF, the Banks, the Agent and the Company have caused this Second Amendment to be executed by their respective, duly authorized officers, all as of the date set forth above.

                                           COMPANY:

                                           JACOBSON STORES INC.


                                           By:   /s/  Kevin C. Binkley



                                           Title:   Vice President Treasurer



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
                    Signature Page to Second Amendment to
                       Credit Agreement and Waiver and
                            Amendment to Term Note




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
                                   AGENT:

                                   COMERICA BANK


                                   By:   /s/  Charles L. Weddell


                                   Title:   Vice President



                                   BANKS:

                                   COMERICA BANK


                                   By:   /s/  Charles L. Weddell



                                   Title:   Vice President



                                   NBD BANK


                                   By:   /s/  Thomas A. Gamm



                                   Title:   Vice President








                    Signature Page to Second Amendment to
                       Credit Agreement and Waiver and
                            Amendment to Term Note


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